UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2015

B-SCADA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150158	94-3399360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9030 W Fort Island Trail, Building 9

Crystal River, Florida 34429

(Address of principal executive offices, including zip code)

(352) 564-9610

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

On February 11, 2015 the sole director of B-Scada, Inc. (the “Company”) approved an increase in the size of the Board of Directors from one to two members and elected Brian Thornton to fill the vacancy thereby created.

Mr. Thornton, age 41, has been Vice President and Secretary of the Company since August 15, 2012. He has over 15 years of technical and management experience.  He holds a degree from Ocean County College in Computer Science and is a Certified Software Engineer.  Prior to joining the Company in February of 2008, Mr. Thornton served in key roles as Senior Software Engineer and Development Lead for Compro Technologies, Inc., where he designed and developed innovative telecom solutions for a global client base.  He has 10 years of experience in the development lifecycle within the telecommunications industry.  Mr. Thornton has also served as a software consultant for Thoroughbred Software, providing development assistance to a broad range of engineers and instructing courses in Business Basic and UNIX.

Mr. Thornton was elected as a director pursuant to an agreement with Allen R. DeSerranno. Because, prior to the election of Mr. Thornton the Board of Directors of the Company consisted of only one director (Allen R. DeSerranno), Mr DeSerranno desired that there be in place a leadership transition plan for the Company in case Mr. DeSerranno was incapacitated or dies. He therefore entered into an agreement with Mr. Thornton to elect Mr. Thornton as a director, subject to Mr. Thornton’s agreement to resign, if Mr. DeSerranno so requests for any reason. In the event of Mr. DeSerranno’s incapacity or death, Mr. Thornton, as the sole director, could, among other things, immediately take steps to insure the continuity of the Company’s management and business.

In connection with his election as a director, the Company granted to Mr. Thornton five-year non-qualified options to purchase an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $.48 per share. Options to purchase an aggregate of 83,333 shares are immediately vested. Options to purchase an additional 83,333 and 83,334 shares vest on the first and second anniversaries of the date of grant provided that Mr. Thornton is then serving as an officer or director of the Company. The exercisability of the options terminate earlier than in five years in certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-SCADA, INC.

Dated: February 12, 2015	By:	/s/ Ronald DeSerranno
Name: Ronald DeSerranno Title: Chief Executive Officer

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